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                                   EXHIBIT NO. 2.4


            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                    OF RAMA FINANCIAL CORPORATION (9/25/1997)

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FILED
THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
22 1997                    (After Issuance of Stock)
9-93                      RAMA FINANCIAL CORPORATION
-------------
/s/ DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


         We the undersigned, Donald L. Trapp, President and Cherie Larson, Secretary of Rama Financial Corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 25th day of September, 1997, adopted a resolution to amend the articles as follows:

         Article Four is hereby amended to read:

         "The corporation shall be authorized to issue two classes of stock, namely, common stock and preferred stock. The number of common shares is One-hundred Million (100,000,000) shares with a par value of 1 Mil ($.001) per share and the number of preferred shares is Ten Million (10,000,000) shares with a par value of 1 Mil ($.001) per share."

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100%; that the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                            /s/ Donald L. Trapp
                                            ----------------------------
                                            Donald L. Trapp, President

                                            /s/ Cherie Larson
                                            ---------------------------
                                            Cherie Larson, Secretary

STATE OF CALIFORNIA        )
                           )  ss.
COUNTY OF MARIN            )

On September 26, 1997, before me personally appeared Donald L. Trapp and Cheri Larson personally known to me to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signature on the instrument the persons, or the entity upon behalf of which the person acted, executed the instrument.

---------------------------------           WITNESS my hand and official seal.
           N. Moshiri
       Commission #1153769
   Notary Public - California                  /s/ N. Moshiri
        Merin County                        ---------------------------
My Commission expires Sep 26,2001           Signature of Notary Public
---------------------------------